EXHIBIT 10.75
FIRST AMENDMENT
TO THE ABITIBI-CONSOLIDATED
STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
     WHEREAS, Abitibi-Consolidated Inc., a Canadian corporation (the “Corporation”), maintains the Abitibi-Consolidated Stock Plan for Non-Employee Directors, effective March 11, 1998 (the “Plan”);
     WHEREAS, the Corporation desires to amend the Plan to (i) terminate the Plan effective as of December 31, 2008 and (ii) credit Participants’ outstanding Deferred Share Units to the newly established AbitibiBowater Inc. Outside Director Deferred Compensation Plan effective January 1, 2009; and
     WHEREAS, the Board of Directors of the Corporation is authorized to amend the Plan pursuant to Section 13 of the Plan and terminate the Plan pursuant to Section 14 of the Plan.
     NOW, THEREFORE, effective as of December 31, 2008, the Plan is hereby amended to add a new Section 16 to read as follows:
     “16. Termination of the Plan: Notwithstanding any provision in the Plan to the contrary, this Section shall apply effective December 31, 2008. The Plan is hereby terminated effective as of December 31, 2008. Participants’ outstanding Deferred Share Units as of December 31, 2008 shall be credited on January 1, 2009 to a bookkeeping account established in the name of the Participant under the AbitibiBowater Inc. Outside Director Deferred Compensation Plan and shall be subject to and paid pursuant to the terms of such plan.”
* * *
     IN WITNESS WHEREOF, the undersigned authorized officer of Abitibi-Consolidated Inc. has executed this First Amendment to the Plan as of December 17, 2008, to evidence its adoption by Abitibi-Consolidated Inc.

ABITIBI-CONSOLIDATED INC.

By:	/s/ William G. Harvey William G. Harvey

Its:	Vice President and Treasurer